PART 1 - FINANCIAL INFORMATION

PBF LOGISTICS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except unit data)

	June 30, 2015	December 31, 2014*

ASSETS
Current assets:
Cash and cash equivalents	$6,660	$14,165
Accounts receivable - affiliates	20,333	11,630
Prepaid expenses and other current assets	671	397
Total current assets	27,664	26,192
Property, plant and equipment, net	145,941	146,867
Marketable securities	234,249	234,930
Other assets, net	9,912	2,152
Total assets	$417,766	$410,141
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$1,831	$3,223
Accounts payable and accrued liabilities	7,176	1,498
Total current liabilities	9,007	4,721
Long-term debt	608,700	510,000
Other long-term liabilities	—	—
Total liabilities	617,707	514,721

Commitments and contingencies (Note 8)

Equity:
Net Investment- Predecessor	—	15,713
Common unitholders - Public (15,864,388 and 15,812,500 units issued and outstanding, as of June 30, 2015 and December 31, 2014, respectively)	332,786	336,369
Common unitholders - PBF LLC (2,572,944 and 1,284,524 units issued and outstanding, as of June 30, 2015 and December 31, 2014, respectively)	(250,314)	(167,787)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(282,383)	(288,875)
IDR Holder - PBF LLC	(30)	—
Total equity	(199,941)	(104,580)
Total liabilities and equity	$417,766	$410,141
* Prior-period financial information has been retrospectively adjusted for the Delaware City Products Pipeline and Truck Rack Acquisition.

See notes to condensed consolidated financial statements.

PBF LOGISTICS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014*	2015	2014*

Revenue from affiliates	$34,868	$10,168	$67,713	$12,350

Costs and expenses:
Operating and maintenance expenses	4,768	4,817	13,202	9,665
General and administrative expenses	3,729	1,609	6,791	2,406
Depreciation and amortization	1,637	868	3,270	1,729
Total costs and expenses	10,134	7,294	23,263	13,800

Income (loss) from operations	24,734	2,874	44,450	(1,450)

Other expense:
Interest expense, net and other financing costs	(4,624)	(285)	(6,418)	(283)
Amortization of loan fees	(306)	(73)	(467)	(73)
Net income (loss)	19,804	2,516	37,565	(1,806)
Less: Net income (loss) attributable to Predecessor	221	(2,901)	1,274	(7,223)
Limited partners' interest in net income attributable to the Partnership	$19,583	$5,417	$36,291	$5,417

Net income per limited partner unit:
Common units - basic	$0.58	$0.17	$1.09	$0.17
Common units - diluted	0.58	0.17	1.09	0.17
Subordinated units- basic and diluted	0.58	0.17	1.09	0.17
Weighted average limited partner units outstanding:
Common units - basic	17,776,831	15,886,553	17,442,561	15,886,553
Common units - diluted	17,801,429	15,887,957	17,455,155	15,887,957
Subordinated units- basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

Cash distributions declared per unit	$0.37	$0.16	$0.72	$0.16
* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

See notes to condensed consolidated financial statements.

PBF LOGISTICS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014*

Cash flows from operating activities:
Net income (loss)	$37,565	$(1,806)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,270	1,729
Amortization of deferred financing fees	467	73
Unit-based compensation expense	1,613	195
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(8,703)	(7,782)
Prepaid expenses and other current assets	(319)	(405)
Accounts payable - affiliates	(1,392)	3,997
Accounts payable and accrued liabilities	5,507	(445)
Other assets and liabilities	(20)	3
Net cash provided by (used in) operations	37,988	(4,441)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(220)	(26,119)
Purchase of marketable securities	(1,379,386)	(599,997)
Maturities of marketable securities	1,380,085	299,987
Net cash provided by (used in) investing activities	479	(326,129)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters' discount and commissions	—	340,957
Offering costs for issuance of common units	—	(5,000)
Distribution to PBF LLC related to Offering	—	(328,664)
Distribution to PBF LLC related to Delaware City Products Pipeline and Truck Rack acquisition	(112,500)	—
Distribution to unitholders	(22,911)	—
Distribution to Parent	(1,036)	—
Contribution from Parent	—	29,749
Proceeds from issuance of senior notes	350,000	—
Proceeds from revolving credit agreement	24,500	—
Repayment of revolving credit agreement	(275,100)	—
Proceeds from term loan	—	300,000
Repayment of term loan	(700)	—
Deferred financing costs	(8,225)	(2,293)
Net cash (used in) provided by financing activities	(45,972)	334,749

Net change in cash and cash equivalents	(7,505)	4,179
Cash and cash equivalents at beginning of year	14,165	75
Cash and cash equivalents at end of period	$6,660	$4,254

Supplemental disclosure of non-cash investing and financing activities:
Contribution of net assets from PBF LLC	$2,164	$—
Accrued capital expenditures	—	3,477
* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

See notes to condensed consolidated financial statements.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PBF Logistics LP (“PBFX” or the “Partnership”) is a Delaware limited partnership formed in February 2013. PBF Logistics GP LLC (“PBF GP” or “our general partner”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of PBF LLC and as of June 30, 2015 owned 94.3% of the total economic interest in PBF LLC. In addition, PBF LLC is the sole managing member of PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company and affiliate of PBFX. On May 14, 2014, PBFX completed its initial public offering (the “Offering”) of 15,812,500 common units (including 2,062,500 common units issued pursuant to the exercise of the underwriters' over-allotment option). PBF LLC holds a 53.8% limited partner interest in PBFX and owns all of PBFX’s incentive distribution rights (“IDR”), with the remaining 46.2% limited partner interest owned by public unit holders as of June 30, 2015.

PBFX engages in the receiving, handling and transferring of crude oil and the receipt, storage and delivery of crude oil, refined products and intermediates. The Partnership does not take ownership of or receive any payments based on the value of the crude oil or products that it handles and does not engage in the trading of any commodities. PBFX's assets are integral to the operations of PBF Energy's refineries located in Toledo, Ohio, Delaware City, Delaware and Paulsboro, New Jersey. Subsequent to the Offering, PBFX generates all of its revenues from transactions with PBF Holding.

In connection with the Offering, PBF LLC contributed the assets, liabilities and results of operations of certain crude oil terminaling assets to the Partnership. The assets were owned and operated by PBF Holding’s subsidiaries, Delaware City Refining Company LLC (“DCR”) and Toledo Refining Company LLC (“TRC”), and were contributed to the Partnership in connection with the Offering. PBF Holding, together with its subsidiaries, owns and operates three oil refineries and related facilities in North America. PBF Energy, through its ownership in PBF LLC, controls all of the business affairs of PBFX and PBF Holding.

PBFX's initial assets consisted of the Delaware City Rail Unloading Terminal (“DCR Rail Terminal”), which was part of PBF Holding’s Delaware City, Delaware refinery, and the Toledo Truck Unloading Terminal (“Toledo Truck Terminal”), which was part of PBF Holding’s Toledo, Ohio refinery, which together with the DCR Rail Terminal, we refer to as the IPO Assets. In connection with the Offering, the IPO Assets were distributed from PBF Holding to PBF LLC. The DCR Rail Terminal consists of a double loop track and ancillary pumping and unloading equipment. Construction of the DCR Rail Terminal began in July 2012 and it commenced operations in February 2013. The Toledo Truck Terminal commenced operations in December 2012 with one lease automatic custody transfer (“LACT”) unit. Two additional LACT units were made operational in May 2013. In July 2013, a fourth LACT unit was purchased that had previously been owned and operated at the Toledo Truck Terminal by a vendor in connection with a crude oil supply agreement. The IPO Assets, along with the LACT units placed into service in June 2014, operate within the totality of the Toledo refinery and adjacent to the Delaware City refinery. The IPO Assets did not generate third party or affiliate revenue prior to the Offering. However, subsequent to the Offering, both of the IPO Assets have generated affiliate revenue.

On September 30, 2014, the Partnership acquired from PBF LLC the Delaware City West Heavy Unloading Rack (the “DCR West Rack”), a heavy crude oil rail unloading facility at the Delaware City refinery with total throughput capacity of at least 40,000 barrels per day (“bpd”). In addition, on December 11, 2014, the Partnership acquired from PBF LLC a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility (the “Toledo Storage Facility”). Furthermore, on May 14, 2015, the Partnership acquired from PBF LLC a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 bpd (the “Delaware City Products Pipeline”) and a 15-lane, 76,000 bpd capacity truck loading rack (the “Delaware City Truck Rack”) located at PBF Holding's Delaware City, Delaware refinery. The Delaware City Products Pipeline and the Delaware City Truck Rack are collectively referred to as the “Delaware City Products Pipeline and Truck Rack.” These transactions are collectively referred to as “Acquisitions from PBF.” Subsequent to the Acquisitions from PBF, the DCR Rail Terminal, Toledo Truck Terminal, DCR West Rack, Toledo Storage

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

Facility and Delaware City Products Pipeline and Truck Rack are collectively referred to as the “Contributed Assets.”

The Acquisitions from PBF were a transfer of assets between entities under common control. Accordingly, the accompanying financial statements and related notes of the PBF MLP Predecessor (the “Predecessor”), our predecessor for accounting purposes, and the Partnership have been retrospectively adjusted to include the historical results of the DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack for all periods presented prior to the effective date of each transaction. The financial statements of our Predecessor, the DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack have been prepared from the separate records maintained by subsidiaries of PBF Energy and may not necessarily be indicative of the conditions that would have existed or the results of operations if they were operated as an unaffiliated company. Portions of certain expenses represent allocations made from corporate expenses applicable to PBF Energy as a whole. See Note 2 of the Notes to Condensed Consolidated Financial Statements in this Form 10-Q for further discussion.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, PBFX has included all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and the results of operations and cash flows of PBFX and the Predecessor, as applicable, for the periods presented. The results of operations for the three and six months ended June 30, 2015 and 2014 are not necessarily indicative of the results that may be expected for the full year.

The financial statements presented in this Form 10-Q include the condensed consolidated financial results of the Predecessor for the period presented prior to May 13, 2014, and the condensed consolidated financial results of PBFX for the period beginning after May 14, 2014, the completion date of the Offering. The Predecessor did not historically operate its respective assets for the purpose of generating revenues independent of other PBF Energy businesses prior to the Offering or for assets acquired in the Acquisitions from PBF, with the exception of the Delaware City Products Pipeline, prior to the effective dates of each transaction. All intercompany accounts and transactions have been eliminated. The balance sheet as of June 30, 2015 presents solely the consolidated financial position of PBFX.

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”), which requires debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the debt liability rather than as an asset. The standard is effective for interim and annual periods beginning after December 15, 2015 and early adoption is permitted. The Partnership is currently evaluating the impact of this new standard on its condensed consolidated financial statements and related disclosures.

In  April 2015, the FASB issued ASU No. 2015-06, “Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions” (“ASU 2015-06”), which specifies that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. The standard is effective for interim and annual periods beginning after December 15, 2015 and early adoption is permitted. The Partnership believes that its current methodology for calculating earnings per unit is in compliance with the requirements of ASU 2015-06, but will continue to evaluate whether the adoption will have any impact on its consolidated financial statements or disclosures.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

2. ACQUISTIONS
During 2014, following the Offering, PBFX completed two acquisitions from PBF LLC, pursuant to which PBFX acquired from PBF LLC the following assets:

•
the DCR West Rack, which consists of a heavy crude oil rail unloading facility at the Delaware City refinery with total throughput capacity of at least 40,000 bpd (the “DCR West Rack Acquisition”); and

•
the Toledo Storage Facility, which consists of a tank farm and related facilities, including a propane storage and loading facility, located at PBF Energy's Toledo refinery (the “Toledo Storage Acquisition”).

See the Annual Report on Form 10-K for the year ended December 31, 2014 of PBF Logistics LP for additional information regarding the 2014 acquisitions from PBF LLC and the commercial agreements executed in connection with these acquisitions.
On May 5, 2015, the Partnership entered into a contribution agreement between the Partnership and PBF LLC (the “Contribution Agreement”). Pursuant to the Contribution Agreement, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”) and Delaware City Logistics Company LLC (“DCLC”), whose assets collectively consist of the Delaware City Products Pipeline and Truck Rack, for total consideration to PBF LLC of $143,000, consisting of $112,500 of cash and $30,500 of Partnership common units, or 1,288,420 common units (the “Delaware City Products Pipeline and Truck Rack Acquisition”). The cash consideration was funded by the Partnership with $88,000 in proceeds from the Partnership’s 6.875% Senior Notes due 2023, sale of approximately $700 in marketable securities and $23,800 in borrowings under the Partnership’s Revolving Credit Facility (as defined in Note 4). The Delaware City Products Pipeline and Truck Rack Acquisition closed on May 14, 2015. The Partnership borrowed an additional $700 under its Revolving Credit Facility to repay $700 of its Term Loan (as defined in Note 4) in order to release the $700 in marketable securities that had collateralized the Term Loan.
The Delaware City Products Pipeline consists of a 23.4 mile, 16-inch interstate petroleum products pipeline with in excess of 125,000 bpd of capacity located at PBF Holding's Delaware City, Delaware refinery. The pipeline transports refined petroleum products from the Delaware City refinery to Sunoco Logistics Partners, L.P.’s (“Sunoco Logistics”) Twin Oaks pump station at Delaware County, PA, with connections to Buckeye Partners, L.P.’s Laurel pipeline and Sunoco Logistics’ northeast pipeline systems that serve Western Pennsylvania and New York. The Delaware City Truck Rack consists of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates.
Total transaction costs of approximately $530 associated with the Delaware City Products Pipeline and Truck Rack Acquisition were expensed as incurred. In connection with such acquisition, the Partnership entered into two commercial agreements with PBF Holding and amended and restated each of the omnibus agreement and the operational services agreement with PBF Holding. See Note 11—Related Party Transactions, for a summary of the terms of these agreements.
As the Delaware City Products Pipeline and Truck Rack Acquisition was considered a transfer of businesses between entities under common control, the Delaware City Products Pipeline and Truck Rack was transferred at its historical carrying value, which was $15,975 as of May 14, 2015. The historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of the Delaware City Products Pipeline and Truck Rack as if it was owned by the Partnership for all periods presented. Net income attributable to the Delaware City Products Pipeline and Truck Rack prior to the effective Date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to net income per unit.
The following tables present the Partnership's statement of financial position and results of operations after giving effect to the Acquisitions from PBF. For the three and six months ended June 30, 2015 and 2014, respectively, the consolidated results of the DCR West Rack prior to the DCR West Rack Acquisition are included under “DCR

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

West Rack,” the consolidated results of the Toledo Storage Facility prior to the Toledo Storage Acquisition are included under “Toledo Storage Facility,” and the consolidated results of the Delaware City Products Pipeline and Truck Rack prior to the Delaware City Products Pipeline and Truck Rack Acquisition are included under “Delaware City Products Pipeline and Truck Rack.” The previously reported consolidated results of the DCR Rail Terminal, Toledo Truck Rack, DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack subsequent to each acquisition are included in “PBF Logistics LP.”

	December 31, 2014
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results
Assets
Current assets:
Cash and cash equivalents	$14,165	$—	$14,165
Accounts receivable - affiliates	11,630	—	11,630
Prepaid expenses and other current assets	295	102	397
Total current assets	26,090	102	26,192

Property, plant and equipment, net	130,779	16,088	146,867
Marketable securities	234,930	—	234,930
Other assets, net	2,152	—	2,152
Total assets	$393,951	$16,190	$410,141

Liabilities
Current liabilities:
Accounts payable - affiliates	$3,223	$—	$3,223
Accounts payable and accrued liabilities	1,021	477	1,498
Total current liabilities	4,244	477	4,721

Long-term debt	510,000	—	510,000
Other long-term liabilities	—	—	—
Total Liabilities	514,244	477	514,721

Equity
Net investment	—	15,713	15,713
Common unitholders - Public	336,369	—	336,369
Common unitholders - PBF LLC	(167,787)	—	(167,787)
Subordinated unitholders - PBF LLC	(288,875)	—	(288,875)
Total Equity	(120,293)	15,713	(104,580)
Total Liabilities and Equity	$393,951	$16,190	$410,141

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended June 30, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates	$33,766	$1,102	$34,868

Costs and expenses:
Operating and maintenance expenses	4,356	412	4,768
General and administrative expenses	3,347	382	3,729
Depreciation and amortization	1,547	90	1,637
Total costs and expenses	9,250	884	10,134

Income from operations	24,516	218	24,734

Other income (expense):
Interest expense, net and other financing costs	(4,627)	3	(4,624)
Amortization of loan fees	(306)	—	(306)
Net income	19,583	221	19,804
Less: Net income attributable to Predecessor	—	221	221
Limited partners' interest in net income attributable to the Partnership	$19,583	$—	$19,583

	Six Months Ended June 30, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates	$64,330	$3,383	$67,713

Costs and expenses:
Operating and maintenance expenses	11,837	1,365	13,202
General and administrative expenses	6,310	481	6,791
Depreciation and amortization	2,994	276	3,270
Total costs and expenses	21,141	2,122	23,263

Income from operations	43,189	1,261	44,450

Other income (expense):
Interest expense, net and other financing costs	(6,431)	13	(6,418)
Amortization of loan fees	(467)	—	(467)
Net income	36,291	1,274	37,565
Less: Net income attributable to Predecessor	—	1,274	1,274
Limited partners' interest in net income attributable to the Partnership	$36,291	$—	$36,291

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended June 30, 2014
	PBF Logistics LP	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates	$7,782	$—	$—	$2,386	$10,168

Costs and expenses:
Operating and maintenance expenses	1,697	—	2,188	932	4,817
General and administrative expenses	1,427	36	30	116	1,609
Depreciation and amortization	284	—	398	186	868
Total costs and expenses	3,408	36	2,616	1,234	7,294

Income (loss) from operations	4,374	(36)	(2,616)	1,152	2,874

Other income (expense):
Interest expense, net and other financing costs	(287)	—	—	2	(285)
Amortization of loan fees	(73)	—	—	—	(73)
Net income (loss)	4,014	(36)	(2,616)	1,154	2,516
Less: Net income (loss) attributable to Predecessor	(1,403)	(36)	(2,616)	1,154	(2,901)
Limited partners' interest in net income attributable to the Partnership	$5,417	$—	$—	$—	$5,417

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Six Months Ended June 30, 2014
	PBF Logistics LP	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates	$7,782	$—	$—	$4,568	$12,350

Costs and expenses:
Operating and maintenance expenses	3,233	—	4,658	1,774	9,665
General and administrative expenses	2,060	66	60	220	2,406
Depreciation and amortization	575	—	783	371	1,729
Total costs and expenses	5,868	66	5,501	2,365	13,800

Income (loss) from operations	1,914	(66)	(5,501)	2,203	(1,450)

Other income (expense):					—
Interest expense, net and other financing costs	(287)	—	—	4	(283)
Amortization of loan fees	(73)	—	—	—	(73)
Net income (loss)	1,554	(66)	(5,501)	2,207	(1,806)
Less: Net income (loss) attributable to Predecessor	(3,863)	(66)	(5,501)	2,207	(7,223)
Limited partners' interest in net income attributable to the Partnership	$5,417	$—	$—	$—	$5,417

3. PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, consisted of the following:

	June 30, 2015	December 31, 2014

Land	$2,329	$2,329
Terminals and equipment	82,100	81,826
Storage equipment	55,307	55,006
Pipeline Assets	17,250	17,250
Construction in progress	2,741	972
	159,727	157,383
Accumulated depreciation	(13,786)	(10,516)
Property, plant and equipment, net	$145,941	$146,867

4. DEBT
On May 14, 2014, in connection with the closing of the Offering, the Partnership entered into agreements for a five-year, $275,000 senior secured revolving credit facility (the “Revolving Credit Facility”) and a three-year, $300,000 term loan facility (the “Term Loan”), each with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders. The Partnership has the ability to increase the maximum amount of the Revolving Credit Facility up to a total facility size of $600,000, subject to receiving increased commitments

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

from lenders or other financial institutions and satisfaction of certain conditions. The Revolving Credit Facility was increased from $275,000 to $325,000 in December 2014.
The Revolving Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership has the ability to increase the maximum amount of the Revolving Credit Facility by an aggregate amount of up to $275,000, to a total facility size of $600,000, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions. The Revolving Credit Facility includes a $25,000 sublimit for standby letters of credit and for swingline loans. Obligations under the Revolving Credit Facility and certain cash management and hedging obligations designated by the Partnership are guaranteed by its restricted subsidiaries, and are secured by a first priority lien on the Partnership’s assets (including the Partnership’s equity interests in its restricted subsidiaries) and the assets of the Partnership’s restricted subsidiaries other than excluded assets (as defined in the Revolving Credit Facility) and a guaranty of collection from PBF LLC. The maturity date of the Revolving Credit Facility may be extended for one year on up to two occasions, subject to certain customary terms and conditions. Borrowings under the Revolving Credit Facility bear interest at either a Base Rate (as defined in the Revolving Credit Facility) plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Partnership’s Consolidated Total Leverage Ratio, as defined in the Revolving Credit Facility.
The Term Loan was used to fund distributions to PBF LLC and is guaranteed by a guaranty of collection from PBF LLC and secured at all times by cash or U.S. Treasury securities in an amount equal to or greater than the outstanding principal amount of the Term Loan. Borrowings under the Term Loan bear interest either at Base Rate (as defined in the Term Loan), or at LIBOR plus an applicable margin equal to 0.25%.
At June 30, 2015, PBFX had $24,500 of secured indebtedness and $2,000 of letters of credit outstanding under the Revolving Credit Facility and $234,200 outstanding under the Term Loan. Both the Revolving Credit Agreement and Term Loan contain covenants that limit or restrict the Partnership's ability to make cash distributions. The Partnership is required to maintain certain financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period.

Senior Secured Notes
On May 12, 2015, the Partnership entered into an Indenture (the “Indenture”) among the Partnership, PBF Logistics Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (“PBF Finance,” and together with the Partnership, the “Issuers”), the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee, under which the Issuers issued $350,000 in aggregate principal amount of 6.875% Senior Notes due 2023 (the “2023 Notes”). The initial purchasers in the offering purchased $330,090 aggregate principal amount of 2023 Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended, and certain of PBF Energy’s officers and directors and their affiliates and family members purchased the remaining $19,910 aggregate principal amount of 2023 Notes in a separate private placement transaction. The Issuers received net proceeds of approximately $343,000 from the offering after deducting the initial purchasers’ discount and estimated offering expenses, and used such proceeds to pay $88,000 of the cash consideration due in connection with Delaware City Products Pipeline and Truck Rack Acquisition and to repay $255,000 of outstanding indebtedness under the Revolving Credit Facility.
The 2023 Notes are guaranteed on a senior unsecured basis by Delaware City Terminaling, Toledo Terminaling Company LLC (“Toledo Terminaling”), DPC and DCLC (each, a “Guarantor”). In addition, PBF LLC agreed to a limited guarantee of collection of the principal amount of the 2023 Notes, but is not otherwise subject to the covenants of the Indenture. The 2023 Notes are general senior unsecured obligations of the Issuers and are equal in right of payment with all of the Issuers’ existing and future senior indebtedness, including amounts outstanding under the Revolving Credit Facility and Term Loan. The 2023 Notes will be senior to any future subordinated indebtedness the Issuers may incur. The 2023 Notes are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured debt, including the Revolving Credit Facility and Term Loan, to the extent of the value of the assets securing that secured debt and will be structurally subordinated to all indebtedness of the

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

Partnership’s subsidiaries that do not guarantee the 2023 Notes. The Partnership will pay interest on the 2023 Notes semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2015. The 2023 Notes will mature on May 15, 2023.
The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the Partnership’s and its restricted subsidiaries’ ability to, among other things: (i) make investments, (ii) incur additional indebtedness or issue preferred units, (iii) pay dividends or make distributions on units or redeem or repurchase our subordinated debt, (iv) create liens, (v) incur dividend or other payment restrictions affecting subsidiaries, (vi) sell assets, (vii) merge or consolidate with other entities and (viii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions.
At any time prior to May 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2023 Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount of the 2023 Notes, plus any accrued and unpaid interest to the date of redemption. On or after May 15, 2018, the Issuers may redeem all or part of the 2023 Notes, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2018, the Issuers may redeem all or part of the 2023 Notes at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption. If the Partnership undergoes certain change of control events, holders of the 2023 Notes will have the right to require the Issuers to purchase all or any part of the 2023 Notes at a price equal to 101% of the aggregate principal amount of the 2023 Notes, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset dispositions, the Issuers will be required to use the net cash proceeds of the asset dispositions (subject to a right to reinvest such net cash proceeds) to make an offer to purchase the 2023 Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.
The Issuers may issue additional 2023 Notes from time to time pursuant to the Indenture.

Fair Value Measurement
A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.
Debt or equity securities are classified into the following reporting categories: held-to-maturity, trading or available-for-sale securities. While PBFX does not routinely sell marketable securities prior to their scheduled maturity dates, some of PBFX's investments may be held and restricted for the purpose of funding future capital expenditures and acquisitions. Such investments are classified as available-for-sale marketable securities as they may occasionally be sold prior to their scheduled maturity dates due to the unexpected timing of cash needs. The carrying value of these marketable securities approximates fair value and is measured using Level 1 inputs. The terms of the marketable securities range from one to three months and are classified on the balance sheet as non-current assets. The gross unrecognized holding gains and losses as of June 30, 2015 and December 31, 2014 were not material. As of June 30, 2015, these investments are used as collateral to secure the Term Loan and are intended to be used only to fund future capital expenditures.
The estimated fair values of the Revolving Credit Facility and Term Loan approximates their carrying values, categorized as a Level 2 measurement, as these borrowings bear interest based upon short-term floating market interest rates. The estimated fair value of the 2023 Notes, categorized as a Level 2 measurement, was calculated based on the present value of future expected payments utilizing implied current market interest rates based on quoted prices of the 2023 Notes and approximates their carrying values at June 30, 2015. The carrying value and

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

fair value of our debt was approximately $608,700 and $510,000 as of June 30, 2015 and December 31, 2014, respectively. The carrying and fair values of our debt do not include the unamortized issuance costs associated with our total debt.

5. EQUITY
PBFX had 15,864,388 common units held by the public outstanding as of June 30, 2015. PBF Energy owns 2,572,944 of PBFX's common units and 15,886,553 of PBFX's subordinated units constituting an aggregate of 53.8% of PBFX's limited partner interest. In accordance with PBFX's partnership agreement, PBF Energy's subordinated units will convert into common units on a one-for-one basis once PBFX has met specified distribution targets and successfully completed other tests set forth in PBFX's partnership agreement.

Issuance of Additional Interests
PBFX's partnership agreement authorizes PBFX to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by PBFX's general partner without the approval of the unitholders. In the second quarter of 2015, 59,507 of the Partnership's phantom units issued under the PBFX 2014 long-term incentive plan vested into common units held by members of management and directors. In addition, on May 14, 2015, PBFX partially funded the Delaware City Products Pipeline and Truck Rack Acquisition with $30,500 of Partnership common units, or 1,288,420 common units. It is possible that PBFX will fund future acquisitions through the issuance of additional common units, subordinated units or other partnership interests.
Holders of any additional common units PBFX issues will be entitled to share equally with the then-existing common unitholders in PBFX's distributions of available cash.

Equity Activity
The summarized changes in the carrying amount of our equity during the six months ended June 30, 2015 are as follows:

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Net Investment	Common Units - Public	Common Units - PBF	Subordinated Units - PBF	IDR	Total
Balance at December 31, 2014	$15,713	$336,369	$(167,787)	$(288,875)	—	$(104,580)
Net income attributable to Delaware City Products Pipeline and Truck Rack	1,274	—	—	—	—	1,274
Distributions from Delaware City Products Pipeline and Truck Rack	(1,012)	—	—	—	—	(1,012)
Allocation of Delaware City Products Pipeline and Truck Rack assets acquired to unitholders	(15,975)	(11,390)	27,365	—	—	—
Distributions to PBF LLC related to Delaware City Products Pipeline and Truck Rack acquisition	—	—	(112,500)	—	—	(112,500)
Quarterly distributions to unitholders (including IDRs)	—	(11,033)	(1,325)	(10,803)	(30)	(23,191)
Net income attributable to Partnership	—	17,227	1,769	17,295	—	36,291
Contributions from PBF LLC	—	—	2,164	—	—	2,164
Unit-based compensation expense	—	1,613	—	—	—	1,613
Balance at June 30, 2015	$—	$332,786	$(250,314)	$(282,383)	$(30)	$(199,941)

Allocations of Net Income
PBFX's partnership agreement contains provisions for the allocation of net income and loss to the unitholders. For purposes of maintaining partner capital accounts, PBFX's partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interest. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to PBF LLC.

Cash distributions
PBFX's Partnership Agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common and subordinated unitholders and general partner will receive. On March 4, 2015, we paid a quarterly cash distribution, based on the results of the fourth quarter of 2014, totaling $10,885, or $0.33 per unit to unitholders of record on February 23, 2015. On May 20, 2015, we paid a quarterly cash distribution, based on the results of the first quarter of 2015, totaling $12,026, or $0.35 per unit to unitholders of record on May 15, 2015.
The allocation of total quarterly cash distributions to general and limited partners is as follows in the table below for the three and six months ended June 30, 2015 and 2014. The Partnership's distributions are declared subsequent to quarter end; therefore, the table represents total cash distributions applicable to the period in which the distributions are earned:

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

IDR - PBF LLC	$151	$—	$181	$—
Limited partners’ distributions:
Common – public	6,049	2,573	11,773	2,573
Common – PBF LLC	952	12	1,853	12
Subordinated – PBF LLC	5,878	2,542	11,438	2,542
Total distributions	13,030	5,127	25,245	5,127
Total cash distributions (1)	$12,852	$5,084	$24,878	$5,084
____________________
(1) Excludes phantom unit distributions which are accrued and paid upon vesting.

6. UNIT-BASED COMPENSATION
PBF GP's board of directors adopted the PBF Logistics LP 2014 Long-Term Incentive Plan (the “LTIP ”) in connection with the completion of the Offering. The LTIP is for the benefit of employees, consultants, service providers and non-employee directors of the general partner and its affiliates.
In 2014 and 2015, PBFX issued phantom unit awards under the LTIP to certain directors, officers and employees of our general partner or its affiliates as compensation. The fair value of each phantom unit on the grant date is equal to the market price of PBFX's common units on that date. The estimated fair value of PBFX's phantom units is amortized over the vesting period of four years, using the straight-line method.
In 2015, upon retirement of certain of PBF GP's officers, phantom units held by these individuals accelerated vesting pursuant to the terms of their grant agreements.
Unit-based compensation expense related to the Partnership that was included in general and administrative expense in the Partnership's condensed consolidated statements of operations was $683 and $1,613, inclusive of $0 and $510 associated with the accelerated vesting of certain phantom units described above, for the three and six month period ended June 30, 2015.

7. NET INCOME PER UNIT
Net income per unit is calculated for the Partnership only for periods after the Offering as no units were outstanding prior to May 14, 2014. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to PBFX's unitholders are determined in relation to actual distributions declared and are not based on the net income (loss) allocations used in the calculation of net income (loss) per unit.
Diluted net income per unit includes the effects of potentially dilutive units of PBFX's common units that consist of unvested phantom units. For the three and six months ended June 30, 2015 there were 437,485 and 442,375 anti-dilutive phantom units, respectively. For the three and six months ended June 30, 2014 there were 264,000 anti-dilutive phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same because there are no potentially dilutive subordinated units outstanding.
In addition to the common and subordinated units, PBFX has also identified the general partner interest and incentive distribution rights as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. The Partnership issued 1,210,471 additional common units in 2014 and 1,288,420 in 2015 to PBF LLC in conjunction with the Acquisitions from PBF.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

When calculating basic earnings per unit under the two-class method for a master limited partnership, net income for the current reporting period is reduced by the amount of available cash that has been or will be distributed to the general partner, limited partners, and IDR holders for that reporting period. The following table shows the calculation of earnings less distributions:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$19,804	$2,516	$37,565	$(1,806)
Less distributions declared on:
Limited partner common units - public	6,049	2,573	11,773	2,573
Limited partner common units - PBF LLC	952	12	1,853	12
Limited partner subordinated units - PBF LLC	5,878	2,542	11,438	2,542
Incentive distribution rights - PBF LLC	151	—	181	—
Total distributions declared	13,030	5,127	25,245	5,127
Earnings less distributions	$6,774	$(2,611)	$12,320	$(6,933)

	Three Months Ended June 30, 2015
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	Incentive Distribution Rights - PBF LLC	Total
Net income (loss):
Distributions declared	$6,049	$952	$5,878	$151	$13,030
Earnings less distributions	3,168	168	3,368	70	6,774
Net income (loss)	$9,217	$1,120	$9,246	$221	$19,804

Weighted-average units outstanding - basic	15,834,092	1,942,739	15,886,553
Weighted-average units outstanding - diluted	15,858,690	1,942,739	15,886,553

Net income per limited partner unit - basic	$0.58	$0.58	$0.58
Net income per limited partner unit - diluted	$0.58	$0.58	$0.58

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended June 30, 2014
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	Incentive Distribution Rights - PBF LLC	Total
Net income (loss):
Distributions declared	$2,573	$12	$2,542	$—	$5,127
Earnings less distributions	123	1	166	(2,901)	(2,611)
Net income (loss)	$2,696	$13	$2,708	$(2,901)	$2,516

Weighted-average units outstanding - basic	15,812,500	74,053	15,886,553
Weighted-average units outstanding - diluted	15,813,904	74,053	15,886,553

Net income per limited partner unit - basic	$0.17	$0.17	$0.17
Net income per limited partner unit - diluted	$0.17	$0.17	$0.17

	Six Months Ended June 30, 2015
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	Incentive Distribution Rights - PBF LLC	Total
Net income (loss):
Distributions declared	$11,773	$1,853	$11,438	$181	$25,245
Earnings less distributions	5,454	(84)	5,857	1,093	12,320
Net income (loss)	$17,227	$1,769	$17,295	$1,274	$37,565

Weighted-average units outstanding - basic	15,823,475	1,619,086	15,886,553
Weighted-average units outstanding - diluted	15,836,069	1,619,086	15,886,553

Net income per limited partner unit - basic	$1.09	$1.09	$1.09
Net income per limited partner unit - diluted	$1.09	$1.09	$1.09

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Six Months Ended June 30, 2014
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	Incentive Distribution Rights - PBF LLC	Total
Net income (loss):
Distributions declared	$2,573	$12	$2,542	$—	$5,127
Earnings less distributions	123	1	166	(7,223)	(6,933)
Net income (loss)	$2,696	$13	$2,708	$(7,223)	$(1,806)

Weighted-average units outstanding - basic	15,812,500	74,053	15,886,553
Weighted-average units outstanding - diluted	15,813,904	74,053	15,886,553

Net income per limited partner unit - basic	$0.17	$0.17	$0.17
Net income per limited partner unit - diluted	$0.17	$0.17	$0.17

8. COMMITMENTS AND CONTINGENCIES
The DCR Rail Terminal and DCR West Rack are collocated with the Delaware City refinery, and are located in Delaware’s coastal zone where certain activities are regulated under the Delaware Coastal Zone Act. On June 14, 2013, two administrative appeals were filed by the Sierra Club and Delaware Audubon (collectively, the “Appellants”) regarding an air permit DCR obtained to allow loading of crude oil onto barges. The appeals allege that both the loading of crude oil onto barges and the operation of the DCR Rail Terminal violate the Delaware Coastal Zone Act. The first appeal is Number 2013-1 before the State Coastal Zone Industrial Control Board (the “CZ Board”), and the second appeal is before the Environmental Appeals Board (“EAB”) and appeals Secretary’s Order No. 2013-A-0020. The CZ Board held a hearing on the first appeal on July 16, 2013, and ruled in favor of DCR and the State of Delaware and dismissed the Appellants’ appeal for lack of standing. Sierra Club and Delaware Audubon appealed that decision to the Delaware Superior Court, New Castle County, Case No. N13A-09-001 ALR, and DCR and the State of Delaware filed cross-appeals. A hearing on the second appeal before the EAB, case no. 2013-06, was held on January 13, 2014, and the EAB ruled in favor of DCR and the State of Delaware and dismissed the appeal for lack of jurisdiction. The Appellants also filed a Notice of Appeal with the Superior Court appealing the EAB’s decision. On March 31, 2015 the Superior Court affirmed the decisions by both the CZ Board and the EAB stating they both lacked jurisdiction to rule on the Appellants’ appeals. The Appellants have appealed to the Delaware Supreme Court and briefing on the case is scheduled to continue into the third quarter of 2015. If the Appellants in one or both of these matters ultimately prevail, the outcome may have an adverse material effect on PBFX’s financial condition, results of operations, cash flows and ability to make distributions to its unitholders.

Environmental Matters
PBFX’s assets, along with PBF Energy’s refineries, are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the composition of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the Partnership’s assets, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

In connection with PBF Holding’s acquisition of the DCR assets, Valero Energy Corporation (“Valero”) remains responsible for certain pre-acquisition environmental obligations up to $20,000 and the predecessor to Valero in ownership of the refinery retains other historical obligations.
In connection with its acquisition of the DCR assets and the Paulsboro refinery, PBF Holding and Valero purchased ten year, $75,000 environmental insurance policies to insure against unknown environmental liabilities at each site. In connection with PBF Energy's Toledo refinery acquisition, Sunoco Inc. (R&M) remains responsible for environmental remediation for conditions that existed on the closing date for twenty years from March 1, 2011, subject to certain limitations.

9. RELATED PARTY TRANSACTIONS

Commercial Agreements
PBFX currently derives all of its revenue from long-term, fee-based agreements with PBF Holding, supported by fee escalations for inflation adjustments and certain increases in operating costs. PBFX believes the terms and conditions under these agreements, as well as the omnibus and services agreements with PBF Holding described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.
2014 Commercial Agreements
The commercial agreements entered into during the year ended December 31, 2014 with PBF Holding have initial terms ranging from approximately seven to ten years and include:
•a rail terminaling services agreement with PBF Holding, with an initial term of approximately seven years, under which the Partnership provides terminaling services at the DCR Rail Terminal;
•a truck unloading and terminaling services agreement with PBF Holding, with an initial term of approximately seven years, under which the Partnership provides terminaling services at the Toledo Truck Terminal;
•a terminaling services agreement, with an initial term of approximately seven years, under which the Partnership provides rail terminaling services to PBF Holding at the DCR West Rack; and
•a storage and terminaling services agreement, with an initial term of ten years, under which the Partnership provides storage and terminaling services to PBF Holding at the Toledo Storage Facility.
Each of these commercial agreements contain minimum volume commitments. Additionally, the storage and terminaling services agreement contains minimum requirements for the amount of storage contracted by PBF Holding. The fees under each commercial agreement are indexed for inflation and the agreements give PBF Holding the option to renew for two additional five-year terms following the expiration of the initial term.
2015 Commercial Agreements
On May 15, 2015, PBF Holding and DPC entered into an approximately ten year pipeline services agreement (the “Delaware Pipeline Services Agreement”) under which the Partnership, through DPC, will provide pipeline services to PBF Holding. PBF Holding also entered into an approximately ten year terminaling services agreement with DCLC (the “Delaware Truck Loading Services Agreement”) under which the Partnership, through DCLC, will provide terminaling services to PBF Holding. The Delaware Pipeline Services Agreement and Delaware Truck Loading Services Agreement (collectively, the “Delaware City Pipeline and Terminaling Agreements”) can be extended by PBF Holding for two additional five-year periods. Under the Delaware City Pipeline and Terminaling Agreements, the Partnership will provide PBF Holding with pipeline and terminaling services in return for throughput fees.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

The minimum throughput commitment for the Delaware City Products Pipeline will be 50,000 bpd for a fee equal to $0.5266 per barrel of product throughputted up to the minimum throughput commitment and in excess of the minimum throughput commitment. If PBF Holding does not throughput the aggregate amounts equal to the minimum throughput commitment described above, PBF Holding will be required to pay a shortfall payment equal to the shortfall volume multiplied by the fee of $0.5266 per barrel. The minimum throughput commitment for the Delaware City Truck Rack will be 30,000 bpd for refined clean products with a fee equal to $0.462 per barrel and 5,000 bpd for LPGs with a fee equal to $2.52 per barrel of product loaded up to the minimum throughput commitment and for volumes in excess of the minimum throughput commitment. If PBF Holding does not throughput the aggregate amounts equal to the minimum throughput commitment described above, PBF Holding will be required to pay a shortfall payment equal to the shortfall volume multiplied by the applicable fee.
The Partnership is required to maintain the Delaware City Products Pipeline and Truck Rack in a condition and with a capacity sufficient to handle a volume of PBF Holding’s products at least equal to their current operating capacity as a whole subject to interruptions for routine repairs and maintenance and force majeure events. Failure to meet such obligations may result in a reduction of fees payable under the Delaware City Pipeline and Terminaling Agreements.

Other Agreements
In addition to the commercial agreements described above, the Partnership also entered into an omnibus agreement with PBF GP, PBF LLC and PBF Holding, which addresses the payment of an annual fee, in the amount of $2,350 per year, for the provision of various general and administrative services, among other matters, and an operations and management services and secondment agreement with PBF Holding and certain of its subsidiaries under which PBFX reimburses PBF Holding for the provision of certain operational services to the Partnership in support of its operations, including operational services performed by certain of PBF Holding's field-level employees. The omnibus agreement and operations and management services and secondment agreement were amended on May 15, 2015 to include the Delaware City Products Pipeline and Truck Rack.

Predecessor Transactions
Related-party transactions of the Predecessor were settled through division equity.

Summary of Transactions
A summary of revenue and expense transactions with our affiliates, including expenses directly charged and allocated to our Predecessor, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$34,868	$10,168	$67,713	$12,350
Operating and maintenance expenses	1,134	264	2,290	625
General and administrative expenses	1,234	523	2,470	1,062

10. SEGMENT INFORMATION
The Partnership's operations are organized into two reportable segments, Transportation and Terminaling; and Storage. Operations that are not included in the Transportation and Terminaling and Storage segments are included in Corporate. Intersegment transactions are eliminated in the consolidated financial statements and are included in Eliminations.
Prior to the acquisition of the Delaware City Products Pipeline and Truck Rack, the Transportation and Terminaling segment was referred to as the Terminaling segment.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

Our Transportation and Terminaling segment consists of the following assets:
•the DCR Rail Terminal, which serves PBF Energy’s Delaware City and Paulsboro refineries and has an unloading capacity of 130,000 bpd;
•the DCR West Rack, which serves PBF Energy’s Delaware City refinery with total throughput capacity of at least 40,000 bpd;
•the Toledo Truck Terminal, which serves PBF Energy’s Toledo refinery, comprised of six LACT units and has unloading capacity of 22,500 bpd;
•a propane truck loading facility, located within the Toledo Storage Facility, which is part of PBF Energy's Toledo, Ohio refinery, with a throughput capacity of approximately 11,000 barrels bpd;
•the Delaware City Products Pipeline, which consists of a23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 bpd located at DCR; and
•the Delaware City Truck Rack, which consists of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline, distillates and LPGs.
Our Storage segment consists of the following asset:
•the Toledo Storage Facility, excluding the propane truck loading facility, which services the Toledo refinery and consists of 30 tanks for storing crude oil, refined products and intermediates. The aggregate capacity of the Toledo Storage Facility is approximately 3.9 million barrels, of which 1.3 million barrels are dedicated to crude oil storage and 2.6 million barrels are allocated to refined products and intermediates.
Revenues are generated from commercial agreements entered into with PBF Holding under which PBF Holding pays the Partnership fees for transportation, terminaling and storage of crude oil and refined products. The commercial agreements with PBF Holding are described in Note 9 of the Condensed Consolidated Financial Statements in this Form 10-Q. The Partnership does not have any foreign operations.
The operating segments adhere to the accounting polices used for the consolidated financial statements, as described in Note 2 of the Consolidated Financial Statements in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2014. The Partnership's operating segments are strategic business units that offer different services in different geographical locations. PBFX has evaluated the performance of each operating segment based on its respective operating income. Certain general and administrative expenses and interest and financing costs are included in Corporate as they are not directly attributable to a specific operating segment. Identifiable assets are those used by the operating segment, whereas assets included in Corporate are principally cash, deposits and other assets that are not associated with a specific operating segment.

	Three Months Ended June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$29,642	$5,226	$—	$34,868
Depreciation and amortization expense	993	644	—	1,637
Income (loss) from operations	25,620	2,843	(3,729)	24,734
Interest expense, net and amortization of loan fees	—	—	4,930	4,930
Capital expenditures	144	—	—	144

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended June 30, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$10,168	$—	$—	$10,168
Depreciation and amortization expense	471	397	—	868
Income (loss) from operations	6,723	(2,240)	(1,609)	2,874
Interest expense, net and amortization of loan fees	—	—	358	358
Capital expenditures	12,482	4,191	—	16,673

	Six Months Ended June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$56,962	$10,751	$—	$67,713
Depreciation and amortization expense	1,984	1,286	—	3,270
Income (loss) from operations	45,422	5,819	(6,791)	44,450
Interest expense, net and amortization of loan fees	—	—	6,885	6,885
Capital expenditures	220	—	—	220

	Six Months Ended June 30, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$12,350	$—	$—	$12,350
Depreciation and amortization expense	947	782	—	1,729
Income (loss) from operations	5,662	(4,706)	(2,406)	(1,450)
Interest expense, net and amortization of loan fees	—	—	356	356
Capital expenditures	20,493	5,626	—	26,119

	Balance at June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,164	$54,296	$251,306	$417,766

	Balance at December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,631	$53,038	$251,472	$410,141

11. SUBSEQUENT EVENTS

Cash distribution
On July 30, 2015, PBF GP's board of directors declared a cash distribution, based on the results of the second quarter of 2015, of $0.37 per unit. The distribution is payable on August 31, 2015 to PBFX unit holders of record at the close of business on August 14, 2015.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS

DCLC, DPC, Delaware City Terminaling and Toledo Terminaling are 100% owned subsidiaries of the Partnership and serve as guarantors of the obligations under the 2023 Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, the Partnership is referred to as “Issuer.” The indenture dated May 12, 2015, among the Partnership, PBF Logistics Finance, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, governs subsidiaries designated as “Guarantor Subsidiaries.”

The 2023 Notes were co-issued by PBF Logistics Finance. For purposes of the following footnote, PBF Logistics Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and condensed consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s Investment in its subsidiaries and the Guarantor Subsidiaries’ Investment in its subsidiaries are accounted for under the equity method of accounting.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING BALANCE SHEET
(UNAUDITED)

	June 30, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$6,660	$—	$—	$—	$6,660
Accounts receivable - affiliates	—	20,333	—	—	20,333
Prepaid expense and other current assets	486	185	—	—	671
Due from related parties	736	67,544	—	(68,280)	—
Total current assets	7,882	88,062	—	(68,280)	27,664

Property, plant and equipment, net	—	145,941	—	—	145,941
Investment in subsidiaries	231,845	—	—	(231,845)	—
Marketable securities	234,249	—	—	—	234,249
Deferred charges and other assets, net	9,912	—	—	—	9,912
Total assets	$483,888	$234,003	$—	$(300,125)	$417,766

LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable - affiliates	$470	$1,361	$—	$—	$1,831
Accounts Payable and accrued liabilities	7,115	61	—	—	7,176
Due to related parties	67,544	736	—	(68,280)	—
Total current liabilities	75,129	2,158	—	(68,280)	9,007

Long-term debt	608,700	—	—	—	608,700
Total liabilities	683,829	2,158	—	(68,280)	617,707

Commitments and contingencies

Equity:
Net investment	—	231,845	—	(231,845)	—
Common unitholders - Public (15,877,632 and 15,812,500 units issued and outstanding, as of June 30, 2015 and December 31, 2014)	332,786	—	—	—	332,786
Common unitholders - PBF LLC (2,572,944 and 1,284,524 units issued and outstanding, as of June 30, 2015 and December 31, 2014)	(250,314)	—	—	—	(250,314)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(282,383)	—	—	—	(282,383)
IDR holders - PBF LLC	(30)	—	—	—	(30)
Total equity	(199,941)	231,845	—	(231,845)	(199,941)
Total liabilities and equity	$483,888	$234,003	$—	$(300,125)	$417,766

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING BALANCE SHEET
(UNAUDITED)

	December 31, 2014
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$14,165	$—	$—	$—	$14,165
Accounts receivable - affiliates	—	11,630	—	—	11,630
Prepaid expense and other current assets	224	173	—	—	397
Due from related parties	245	24,393	—	(24,638)	—
Total current assets	14,634	36,196	—	(24,638)	26,192

Property, plant and equipment, net	—	146,867	—	—	146,867
Investment in subsidiaries	163,835	—	—	(163,835)	—
Marketable securities	234,930	—	—	—	234,930
Deferred charges and other assets, net	2,152	—	—	—	2,152
Total assets	$415,551	$183,063	$—	$(188,473)	$410,141

LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable - affiliates	$481	$2,742	$—	$—	$3,223
Accounts Payable and accrued liabilities	970	528	—	—	1,498
Due to related parties	24,393	245	—	(24,638)	—
Total current liabilities	25,844	3,515	—	(24,638)	4,721

Long-term debt	510,000	—	—	—	510,000
Total liabilities	535,844	3,515	—	(24,638)	514,721

Commitments and contingencies

Equity:
Net investment	—	179,548	—	(163,835)	15,713
Common unitholders - Public (15,812,500 units issued and outstanding)	336,369	—	—	—	336,369
Common unitholders - PBF LLC (1,284,524 units issued and outstanding)	(167,787)	—	—	—	(167,787)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(288,875)	—	—	—	(288,875)
Total equity	(120,293)	179,548	—	(163,835)	(104,580)
Total liabilities and equity	$415,551	$183,063	$—	$(188,473)	$410,141

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30, 2015
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidated Adjustments	Total

Revenues from affiliates	$—	$34,868	$—	$—	$34,868

Operating costs and expenses
Operating and maintenance expenses	—	4,768	—	—	4,768
General and administrative expenses	3,347	382	—	—	3,729
Depreciation and amortization expense	—	1,637	—	—	1,637
Total operating costs and expenses	3,347	6,787	—	—	10,134

Operating income (loss)	(3,347)	28,081	—	—	24,734

Other income (expenses)
Equity in earnings (loss) of subsidiaries	28,084	—	—	(28,084)	—
Interest expenses net and other financing costs	(4,627)	3	—	—	(4,624)
Amortization of loan fees	(306)	—	—	—	(306)
Other income, net	—	—	—	—	—
Net income (loss)	19,804	28,084	—	(28,084)	19,804
Less: Net income attributable to Predecessor	—	221	—	—	221
Limited partners' interest in net income attributable to the Partnership	$19,804	$27,863	$—	$(28,084)	$19,583

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30, 2014
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidated Adjustments	Total

Revenues from affiliates	$582	$9,586	$—	$—	$10,168

Operating costs and expenses
Operating and maintenance expenses	94	4,723	—	—	4,817
General and administrative expenses	917	692	—	—	1,609
Depreciation and amortization expense	7	861	—	—	868
Total operating costs and expenses	1,018	6,276	—	—	7,294

Operating income (loss)	(436)	3,310	—	—	2,874

Other income (expenses)
Equity in earnings (loss) of subsidiaries	3,312	—	—	(3,312)	—
Interest expenses net and other financing costs	(287)	2	—	—	(285)
Amortization of loan fees	(73)	—	—	—	(73)
Other income, net	—	—	—	—	—
Net income (loss)	2,516	3,312	—	(3,312)	2,516
Less: Net income attributable to Predecessor	—	(2,901)	—	—	(2,901)
Limited partners' interest in net income attributable to the Partnership	$2,516	$6,213	$—	$(3,312)	$5,417

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(UNAUDITED)

	Six Months Ended June 30, 2015
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidated Adjustments	Total

Revenues from affiliates	$—	$67,713	$—	$—	$67,713

Operating costs and expenses
Operating and maintenance expenses	—	13,210	—	(8)	13,202
General and administrative expenses	6,302	481	—	8	6,791
Depreciation and amortization expense	—	3,270	—	—	3,270
Total operating costs and expenses	6,302	16,961	—	—	23,263

Operating income (loss)	(6,302)	50,752	—	—	44,450

Other income (expenses)
Equity in earnings (loss) of subsidiaries	50,765	—	—	(50,765)	—
Interest expenses net and other financing costs	(6,431)	13	—	—	(6,418)
Amortization of loan fees	(467)	—	—	—	(467)
Other income, net	—	—	—	—	—
Net income (loss)	37,565	50,765	—	(50,765)	37,565
Less: Net income attributable to Predecessor	—	1,274	—	—	1,274
Limited partners' interest in net income attributable to the Partnership	$37,565	$49,491	$—	$(50,765)	$36,291

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(UNAUDITED)

	Six Months Ended June 30, 2014
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidated Adjustments	Total

Revenues from affiliates	$582	$11,768	$—	$—	$12,350

Operating costs and expenses
Operating and maintenance expenses	94	9,571	—	—	9,665
General and administrative expenses	917	1,489	—	—	2,406
Depreciation and amortization expense	7	1,722	—	—	1,729
Total operating costs and expenses	1,018	12,782	—	—	13,800

Operating income (loss)	(436)	(1,014)	—	—	(1,450)

Other income (expenses)
Equity in earnings (loss) of subsidiaries	(1,010)	—	—	1,010	—
Interest expenses net and other financing costs	(287)	4	—	—	(283)
Amortization of loan fees	(73)	—	—	—	(73)
Other income, net	—	—	—	—	—
Net income (loss)	(1,806)	(1,010)	—	1,010	(1,806)
Less: Net income attributable to Predecessor	—	(7,223)	—	—	(7,223)
Limited partners' interest in net income attributable to the Partnership	$(1,806)	$6,213	$—	$1,010	$5,417

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
(UNAUDITED)

	Six Months Ended June 30, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$37,565	$50,765	$—	$(50,765)	$37,565
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	3,270	—	—	3,270
Amortization of deferred financing fees	467	—	—	—	467
Unit-based compensation expense	1,613	—	—	—	1,613
Equity in earnings	(50,765)	—	—	50,765	—
Changes in current assets and current liabilities:
Accounts receivable - affiliates	—	(8,703)	—	—	(8,703)
Prepaid expenses and other current assets	(262)	(57)	—	—	(319)
Accounts payable - affiliates	(11)	(1,381)	—	—	(1,392)
Accounts payable and accrued liabilities	5,865	(358)	—	—	5,507
Amounts due to/from related parties	42,660	(42,660)	—	—	—
Other assets and liabilities	(20)	—	—	—	(20)
Net cash provided by (used in) operating activities	37,112	876	—	—	37,988

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(220)	—	—	(220)
Purchase of marketable securities	(1,379,386)	—	—	—	(1,379,386)
Maturities of marketable securities	1,380,085	—	—	—	1,380,085
Investment in subsidiaries	(380)	—	—	380	—
Net cash provided by (used in) investing activities	319	(220)	—	380	479

Cash flows from financing activities:
Distribution to PBF LLC related to Acquisition	(112,500)	380	—	(380)	(112,500)
Parent contribution	—	(1,036)	—	—	(1,036)
Repayment of term loan	(700)	—	—	—	(700)
Proceeds from senior notes	350,000	—	—	—	350,000
Proceeds of revolving credit agreement	24,500	—	—	—	24,500
Repayment of revolving credit agreement	(275,100)	—	—	—	(275,100)
Distribution to unitholders	(22,911)	—	—	—	(22,911)
Deferred financing costs	(8,225)	—	—	—	(8,225)
Net cash provided by (used in) financing activities	(44,936)	(656)	—	(380)	(45,972)

Net increase in cash and cash equivalents	(7,505)	—	—	—	(7,505)
Cash and equivalents, beginning of period	14,165	—	—	—	14,165
Cash and equivalents, end of period	$6,660	$—	$—	$—	$6,660

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMETNS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
(UNAUDITED)

	Six Months Ended June 30, 2014
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$(1,806)	$(1,010)	$—	$1,010	$(1,806)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	7	1,722	—	—	1,729
Amortization of deferred financing fees	73	—	—	—	73
Unit-based compensation expense	195	—	—	—	195
Equity in earnings	1,010	—	—	(1,010)	—
Changes in current assets and current liabilities:
Accounts receivable - affiliates	(582)	(7,200)	—	—	(7,782)
Prepaid expenses and other current assets	(495)	90	—	—	(405)
Accounts payable - affiliates	739	3,258	—	—	3,997
Accounts payable and accrued liabilities	286	(731)	—	—	(445)
Amounts due to/from related parties	—	—	—	—	—
Other assets and liabilities	3	—	—	—	3
Net cash provided by (used in) operating activities	(570)	(3,871)	—	—	(4,441)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(1,160)	(24,959)	—	—	(26,119)
Purchase of marketable securities	(599,997)	—	—	—	(599,997)
Maturities of marketable securities	299,987	—	—	—	299,987
Net cash provided by (used in) investing activities	(301,170)	(24,959)	—	—	(326,129)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters' discount and commissions	340,957	—	—	—	340,957
Offering costs for issuance of common units	(5,000)				(5,000)
Distribution to PBF LLC related to IPO	(328,664)				(328,664)
Parent contribution	914	28,835			29,749
Proceeds from term loan	300,000				300,000
Deferred financing costs	(2,293)	—	—	—	(2,293)
Net cash provided by (used in) financing activities	305,914	28,835	—	—	334,749

Net increase in cash and cash equivalents	4,174	5	—	—	4,179
Cash and equivalents, beginning of period	—	75	—	—	75
Cash and equivalents, end of period	$4,174	$80	$—	$—	$4,254